EXHIBIT 2

Waddell & Reed Investment Management Company - Tax ID No. 48-1106973

            Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940

Ivy Investment Management Company - Tax ID No. 03-0481447

            Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940